Exhibit 99.1

Pier 1 Imports, Inc. Reports Fiscal 2014 Second Quarter Results

FORT WORTH, Texas--(BUSINESS WIRE)--September 19, 2013--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the 13-week and 26-week periods ended August 31, 2013.

Second Quarter Fiscal 2014 Financial Highlights

  Total sales increased 7.6%
  Comparable store sales increased 3.5%
  Gross profit of 40.8% of sales
  Earnings per share of $0.17 (GAAP) versus $0.24 (GAAP) and $0.19 (non-GAAP) for the same period in fiscal 2013 (see reconciliation below of earnings per share to non-GAAP adjusted earnings per share in Financial Disclosure Advisory)

Alex W. Smith, President and Chief Executive Officer commented, “For each of the last 15 quarters we’ve prided ourselves on our ability to deliver consistent short-term results while building out our ‘1 Pier 1’ omni-channel strategy. During the second quarter, the efforts focused around our short- and long-term goals fell slightly out of balance. In particular, our marketing initiatives did not include appropriate messaging around clearance and promotional activity in our stores, or customer acquisition generally, which contributed to lower than expected store traffic. We should also have done a better job of flowing new product to the stores and reflecting those items in the floor set.”

“On the other hand we continue to make great progress with ‘1 Pier 1’ and are very pleased with online sales during the period. We are enjoying increases in traffic to Pier1.com and conversion rates are steadily moving upward. Indeed, in August our online business achieved a new high water mark of 5% of total sales – a great way to celebrate the first anniversary of our new e-Commerce enabled web site. We also completed the installation of our new point-of-sale system in all 1,066 store locations, another important milestone for our Company.”

Mr. Smith concluded, “We’ve entered the third quarter with a very clean inventory position and a terrific assortment of fall product newly set in the stores. Customers are responding favorably to both regular and seasonal merchandise. We’re confident in our plans for the holiday season, including a stepped up marketing campaign which will see our return to advertising on network TV. We believe the business is well-positioned for the second half of the year and expect to return to our historical levels of quarterly sales and profit growth. Additionally, we remain solidly on track to achieve the goals laid out under our Three-Year Growth Plan. We look forward to giving more details on this morning’s call.”

Second Quarter Fiscal 2014 Results

For the second quarter ended August 31, 2013, the Company reported net income of $17.8 million, or $0.17 per share, compared to $26.2 million, or $0.24 per share a year ago. Adjusted net income (non-GAAP) for the second quarter last year, as described below under Financial Disclosure Advisory, was $20.7 million, or adjusted earnings per share of $0.19. Total sales for the second quarter were $395.6 million, a 7.6% increase versus $367.6 million in the year-ago quarter. Comparable store sales increased 3.5% during the second quarter compared to last year’s comparable store sales gain of 6.7%.

Gross profit for the quarter increased to $161.3 million versus $151.5 million in the second quarter of last year. As a percentage of sales, gross profit was 40.8% compared to 41.2% in the second quarter of fiscal 2013.

Second quarter selling, general and administrative expenses were $122.6 million, or 31.0% of sales, compared to $112.0 million, or 30.5% of sales, in the second quarter of last year. Depreciation and amortization for the period was $9.6 million, or 2.5% of sales, versus $7.2 million, or 2.0% of sales in the second quarter of last year.

Operating income for the second quarter decreased to $29.1 million, or 7.3% of sales, compared to $32.3 million or 8.8% of sales, last year.

Year-to-Date Results

For the 26-week period ended August 31, 2013, the Company reported net income of $38.2 million, or $0.35 per share, compared to $44.1 million, or $0.40 per share, in the same period last year. The Company’s adjusted net income (non-GAAP) for the 26-weeks ended August 25, 2012, as described below under Financial Disclosure Advisory, was $38.7 million, or adjusted earnings per share of $0.35. Total sales for the 26-week period ended August 31, 2013 increased 8.5% to $790.5 million compared to $728.7 million in the year-ago period. Comparable store sales for the 26-week period increased 4.7% versus a comparable store sales increase of 7.0% for the 26-week period ended August 25, 2012.

Gross profit for the first half of fiscal 2014 improved slightly to $328.9 million, or 41.6% of sales, from $301.8 million, or 41.4% of sales in the same period last year. Gross profit primarily benefitted from the leveraging of store occupancy costs.

Fiscal 2014 year-to-date selling, general and administrative expenses were $248.1 million, or 31.4% of sales, compared to $228.4 million, or 31.3% of sales, in the same period last year.

Depreciation and amortization in the first half of fiscal 2014 was $18.5 million, or 2.3% of sales, versus $13.7 million, or 1.9% of sales in the year ago period. The increase is attributable to the Company’s ongoing investments in both its stores and e-Commerce business, including the recently completed installation of the Company’s new point-of-sale system in the second quarter.

Operating income for the 26-weeks ended August 31, 2013 was $62.3 million, or 7.9% of sales, compared to $59.7 million, or 8.2% of sales for the same period in fiscal 2013.

Balance Sheet and Share Repurchase Program

As of August 31, 2013, the Company remained in strong financial condition with $124.9 million of cash and cash equivalents. Inventory totaled $444.7 million, an increase of 5.7% compared to $420.8 million a year ago, in line with management’s expectations. Capital expenditures totaled $28.0 million for the quarter and were primarily used for new store openings, existing store improvements, and infrastructure and technology development, including the completion of the rollout of the Company’s new point-of-sale system and enhancements to its e-Commerce platform.

During the second quarter, the Company repurchased 1,866,800 shares of its common stock at an average cost of $22.84 per share and a total cost of approximately $42.6 million. Subsequent to the end of the second quarter, the Company repurchased an additional 544,200 shares of its common stock at an average cost of $22.52 per share and a total cost of approximately $12.3 million. To date the Company has repurchased 3,138,400 shares of common stock under its current $100.0 million share repurchase program at an average cost of $22.91 per share and a total cost of approximately $71.9 million and $28.1 million remains available for repurchase under the plan. As of September 19, 2013, approximately 105.2 million shares of the Company’s common stock were outstanding.

Fiscal 2014 Financial Guidance

The Company provided the following updated financial guidance for fiscal year 2014 on a comparable 52-week basis:

  Total sales growth in the high single-digit range
  Comparable store sales growth in the mid single-digit range
  EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) growth in the range of 12% to 16%, versus previous guidance of 15% to 18%
  Depreciation and amortization of approximately $38 million compared to $31 million in FY13
  Effective annual income tax rate of approximately 38% compared to 35.6% in FY13
  Earnings per share in the range of $1.23 to $1.29, representing year-over-year growth of 5% to 10%, compared to prior guidance of $1.27 to $1.32
  Capital expenditures of approximately $75 million

Second Quarter Results Conference Call

The Company will host a live conference call to discuss fiscal 2014 second quarter financial results at 10:00 a.m. Central Time today, September 19, 2013. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 46565710.

A replay will be available after 12:00 p.m. Central Time for a 24-hour period and the replay can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 46565710.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). This press release references non-GAAP financial measures, including EBITDA, adjusted net income and adjusted earnings per share.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare earnings per share results in a more consistent manner for the 13-week second quarter and 26-week period ended August 31, 2013 and the 13-week second quarter and 26-week period ended August 25, 2012. Adjusted net income and adjusted earnings per share should be considered supplemental and not a substitute for the Company’s net income and earnings per share results that will be recorded in accordance with GAAP for the periods presented. A reconciliation of prior year GAAP net income and earnings per share to non-GAAP adjusted net income and adjusted earnings per share is shown below for the 13-week and 26-week periods ended August 25, 2012 (in millions except per share amounts).

	Fiscal Year 2013
	13-Weeks Ended	26-Weeks Ended
	August 25, 2012	August 25, 2012

Net Income (GAAP)	$26.2	$44.1
Add back: Income Tax Provision (GAAP)	8.6	18.8
Income Before Income Taxes (GAAP)	34.9	62.9
Interest Expense Adjustment Related to Uncertain Tax Positions	(2.8)	(2.8)
Adjusted Income Before Income Taxes (non-GAAP)	32.1	60.1
Adjusted Income Tax Provision at Estimated 35.6% Annual Effective Tax Rate	11.4	21.4
Adjusted Net Income (non-GAAP)	$20.7	$38.7

Diluted Earnings per Share (GAAP)	$0.24	$0.40
Interest Expense Adjustment Related to Uncertain Tax Positions	(0.02)	(0.02)
Difference of Income Tax Provision at Estimated 35.6% Annual Effective Tax Rate	(0.03)	(0.03)
Adjusted Diluted Earnings per Share (non-GAAP)	$0.19	$0.35

EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes EBITDA is a meaningful indicator of the Company’s performance that provides useful information to investors regarding its financial condition and results of operations. Management uses EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. This non-GAAP financial measure should not be considered in isolation or used as an alternative to GAAP financial measures and does not purport to be an alternative to net income as a measure of operating performance. A reconciliation of net income to EBITDA is shown below for the periods indicated (in millions).

	13-Weeks Ended		26-Weeks Ended

	August 31, 2013	August 25, 2012	August 31, 2013	August 25, 2012

Net Income (GAAP)	$17.8	$26.2	$38.2	$44.1
Add Back: Income Tax Provision	10.9	8.6	23.4	18.8
Interest Expense (Income), net	0.4	(2.3)	1.0	(1.6)
Depreciation and Amortization	9.6	7.2	18.5	13.7
EBITDA (non-GAAP)	$38.8	$39.8	$81.1	$75.0

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s Annual Report on Form 10-K. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	August 31,	% of	August 25,	% of
	2013	Sales	2012	Sales

Net sales	$395,641	100.0%	$367,615	100.0%

Cost of sales	234,342	59.2%	216,066	58.8%

Gross Profit	161,299	40.8%	151,549	41.2%

Selling, general and administrative expenses	122,609	31.0%	112,021	30.5%
Depreciation and amortization	9,629	2.5%	7,214	1.9%

Operating income	29,061	7.3%	32,314	8.8%

Nonoperating expense and (income):
Interest, investment income and other	(272)		(443)
Interest expense (income)	569		(2,107)
	297	0.0%	(2,550)	-0.7%

Income before income taxes	28,764	7.3%	34,864	9.5%
Income tax provision	10,930	2.8%	8,633	2.4%

Net income	$17,834	4.5%	$26,231	7.1%

Earnings per share:
Basic	$0.17		$0.25

Diluted	$0.17		$0.24

Dividends declared per share:	$0.05		$0.04

Average shares outstanding during period:
Basic	105,745		105,786

Diluted	107,249		107,447

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Six Months Ended
	August 31,	% of	August 25,	% of
	2013	Sales	2012	Sales

Net sales	$790,495	100.0%	$728,734	100.0%

Cost of sales	461,598	58.4%	426,911	58.6%

Gross Profit	328,897	41.6%	301,823	41.4%

Selling, general and administrative expenses	248,079	31.4%	228,351	31.3%
Depreciation and amortization	18,542	2.3%	13,745	1.9%

Operating income	62,276	7.9%	59,727	8.2%

Nonoperating expense and (income):
Interest, investment income and other	(624)		(1,871)
Interest expense (income)	1,318		(1,293)
	694	0.1%	(3,164)	-0.4%

Income before income taxes	61,582	7.8%	62,891	8.6%
Income tax provision	23,401	3.0%	18,835	2.6%

Net income	$38,181	4.8%	$44,056	6.0%

Earnings per share:
Basic	$0.36		$0.41

Diluted	$0.35		$0.40

Dividends declared per share:	$0.10		$0.08

Average shares outstanding during period:
Basic	105,867		107,192

Diluted	107,819		109,154

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	August 31,	March 2,	August 25,
	2013	2013	2012
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $83,184, $191,568 and $75,536, respectively	$124,853	$231,556	$115,138
Accounts receivable, net	22,205	22,309	21,736
Inventories	444,661	356,053	420,801
Prepaid expenses and other current assets	56,364	49,016	24,799
Total current assets	648,083	658,934	582,474

Properties, net	171,023	150,615	125,659
Other noncurrent assets	47,157	47,666	71,714
	$866,263	$857,215	$779,847

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$103,067	$58,701	$91,430
Gift cards and other deferred revenue	53,109	51,740	48,544
Accrued income taxes payable	6,984	25,249	10,859
Other accrued liabilities	101,454	112,437	98,882
Total current liabilities	264,614	248,127	249,715

Long-term debt	9,500	9,500	9,500
Other noncurrent liabilities	66,921	62,457	60,647

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	228,521	233,518	229,002
Retained earnings	601,866	574,206	498,248
Cumulative other comprehensive loss	(4,986)	(4,828)	(3,687)
Less -- 19,601,000, 18,906,000 and 19,244,000
common shares in treasury, at cost, respectively	(300,298)	(265,890)	(263,703)
	525,228	537,131	459,985
	$866,263	$857,215	$779,847

Pier 1 Imports, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	August 31,	August 25,
	2013	2012

Cash flow from operating activities:
Net income	$38,181	$44,056
Adjustments to reconcile to net cash (used in) provided by
operating activities:
Depreciation and amortization	21,944	17,649
Stock-based compensation expense	7,271	5,989
Deferred compensation	3,840	3,312
Amortization of deferred gains	(1,464)	(5,461)
Change in reserve for uncertain tax positions	648	(7,352)
Other	796	(1,807)
Changes in cash from:
Inventories	(88,608)	(98,319)
Proprietary credit card receivables	(2,039)	(2,130)
Prepaid expenses and other assets	(7,054)	(6,680)
Accounts payable and accrued expenses	34,479	11,476
Accrued income taxes payable, net of payments	(18,435)	(9,546)
Net cash used in operating activities	(10,441)	(48,813)

Cash flow from investing activities:
Capital expenditures	(42,022)	(37,858)
Proceeds from disposition of properties	4,298	38
Proceeds from sale of restricted investments	425	1,176
Purchase of restricted investments	(2,154)	(2,784)
Net cash used in investing activities	(39,453)	(39,428)

Cash flow from financing activities:
Cash dividends	(10,521)	(8,559)
Purchases of treasury stock	(59,639)	(79,281)
Proceeds from stock options exercised,
stock purchase plan and other, net	14,485	3,351
Debt issuance costs	(1,134)	-
Net cash used in financing activities	(56,809)	(84,489)

Change in cash and cash equivalents	(106,703)	(172,730)

Cash and cash equivalents at beginning of period	231,556	287,868
Cash and cash equivalents at end of period	$124,853	$115,138

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400